Exhibit 3.20

FOURTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

FOR

QUALTEK RENEWABLES LLC

(a Texas single-member limited liability company)

FOURTH AMENDED AND RESTATED

LIMITED LIABILITY COMP ANY AGREEMENT

FOR

QUALTEK RENEWABLES LLC

(a Texas single-member limited liability company)

This FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT FOR QUALTEK RENEWABLES LLC, (the "Agreement") is adopted, executed and agreed to by its sole member, QualTek Midco, LLC, a Delaware limited liability company (the "Member"), effective as of April 19, 2022 (the "Effective Date").

WHEREAS, Fiber Network Solutions, LLC, changed its name to QualTek Renewables LLC (the "Company") by the filing of the Certificate of Amendment with the Secretary of State of the State of Texas on June 16, 2021; and

WHEREAS, the Member desires to amend and restate that certain third amended and restated limited liability company agreement dated as of May 28, 2021 (the "Prior Company Agreement") in its entirety as set forth herein for the purposes and on the terms and conditions set forth herein;

ACCORDINGLY, the Member Agrees as follows:

AGREEMENT

1.Organization of Company. QualTek Renewables LLC was organized as a Texas corporation on August 23, 2002 and converted to a Texas limited liability company on January 21, 2021 pursuant to a plan of conversion by the filing of a certificate of conversion as well as the initial certificate of formation (“Certificate of Formation”) with the Secretary of State of Texas in accordance with applicable provisions of the Texas Business Organizations Code (“TBOC”).

2.Name of Company. The name of the Company is "QualTek Renewables LLC."

3.Purposes. The purpose of the Company shall be to engage in the transaction of any or all lawful business or activities for which a limited liability company may be organized and engage under the TBOC, as determined by the Member.

4.Principal Place of Business. The principal place of business of the Company shall be at475 Sentry Parkway E, Suite 200, Blue Bell, PA 19422 or as subsequently designated by the Member.

5.Registered Office and Registered Agent. The address of the registered office of the Company is 211 East 7th Street, Suite 620, Austin, Texas 78701, and the name of the registered agent of the Company at such address shall be Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company, unless and until the Member designates otherwise.

6.Term of Company. The term of the Company shall be perpetual until terminated in accordance with this Agreement.

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7.Sole Member. QualTek Midco, LLC, a Delaware limited liability company, shall be the sole member of the Company.

8.Manager. Christopher S.  Hisey shall be the sole Manager or the Company, or any Person subsequently elected to manage the Company in accordance with Section 17 of the Agreement. For purposes of this Agreement “Person” shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

9.Membership Interests. The Company will not issue any certificates to evidence ownership of the membership interest, unless elected otherwise by the Member.

10.Contributions. The Member has succeeded to the prior contributions of the shareholders of the Company's predecessor corporation. Without creating any rights in favor of any third party, the Member may, from time to time, make additional contributions of cash or property to the capital of the Company, but shall have no obligation to do so. It is the intention of the Member that the Company be disregarded for federal tax purposes and that the activities of the Company be deemed to be activities of the Member for such purposes. All provisions of the Certificate of Formation and this Agreement are to be construed as to preserve that tax status under those circumstances.

11.Additional Members. One or more additional members may be admitted to the Company with the written consent of the Member. Before the admission of any such additional members to the Company, the Member shall adopt a new company agreement of the Company or amend this Agreement to make such changes as the Member shall determine to reflect the fact that the Company shall have such additional members. Each additional member shall execute and deliver a supplement or counterpart to this Agreement, as necessary.

12.Allocation of Profits and Losses. All profits and losses of the Company shall be allocated to the Member.

13.Distributions. The Member shall be entitled (a) to receive all distributions (including, without limitation, liquidating distributions to the extent and in the order allowed under the TBOC) made by the Company, and (b) to enjoy all other rights, benefits and interests in the Company.

14.Liability of the Member. Except as otherwise required in the TBOC, the debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the Company, and the Member shall not be personally liable for any such debt, obligation, or liability of the Company solely by reason of being a member of the Company or participating in the management of the Company.

15.Indemnification.

a)

To the fullest extent permitted by Chapter 8 of the TBOC, including all permissive provisions thereof, the Member (irrespective of the capacity in which the Member acts) shall be entitled to indemnification and advancement of expenses from the

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Company for and against any loss, damage, judgment, fine, liability, claim, or expense (including attorneys' fees or other expenses incurred in investigating or defending against such loss, damage, judgment, fine, liability, or claim, and any amounts expended in settlement of any claims) whatsoever incurred by the Member relating to or arising out of any act or omission or alleged act or omission (whether or not constituting negligence or gross negligence) performed or omitted by the Member on behalf of the Company; provided, however, that any indemnity under this Section 14 shall be provided out of and to the extent of Company assets only, and neither the Member nor any other person shall have any personal liability on account thereof.

b)

The Manager shall not be liable to the Company or any third party for any loss, damage or claim incurred by reason of any action taken or omitted to be taken by the Manager in good faith reliance on the provisions of this Agreement.

c)

This Agreement is not intended to, and does not, create or impose any fiduciary duty on the Manager. Furthermore, each of the Member and the Company hereby waives any and all fiduciary duties that, absent such waiver, may be implied by the Act or applicable law, and in doing so, acknowledges and agrees that the duties and obligations of the Manager to the Member and to the Company are only as expressly set forth in this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Manager otherwise existing at law or in equity, are agreed by the Member and the Company to replace such other duties and liabilities of the Manager.

d)

To the fullest extent permitted by the TBOC, including all permissive provisions thereof, the Company shall indemnify, hold harmless, defend, pay and reimburse each manager, officer, employee, agent, or representative of the Company, including the Manager (collectively, the “Covered Persons”) against any and all losses, claims, damages, judgments, fines or liabilities, including reasonable legal fees or other expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines or liabilities, and any amounts expended in settlement of any claims (collectively, “Losses”) to which such Covered Person may become subject by reason of: (i) any act or omission or alleged act or omission performed or omitted to be performed on behalf of the Company, the Member or any direct or indirect subsidiary of the foregoing in connection with the business of the Company; or (ii) the Covered Person being or acting in connection with the business of the Company as a manager, officer or agent of the Company or any subsidiary thereof, or that the Covered Person is or was serving at the request of the Company as a manager, officer or agent of any Person including the Company. In connection with the foregoing, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Covered Person did not act in good faith or, with respect to any criminal proceeding, had reasonable cause to believe that the Covered Person's conduct was unlawful, or that the Covered Person's conduct constituted fraud, gross negligence, willful misconduct or a knowing violation or material breach of this Agreement.

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e)

The Company shall promptly reimburse (and/or advance to the extent reasonably required) any Covered Person for reasonable legal or other expenses (as incurred) by the Covered Person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any Losses for which the Covered Person may be indemnified pursuant to this Section 14; provided, that if it is finally judicially determined that the Covered Person is not entitled to the indemnification provided by this Section 14, then the Covered Person shall promptly reimburse the Company for any reimbursed or advanced expenses.

f)

The indemnification provided by this Section 14 shall not be deemed exclusive of any other rights to indemnification to which any Covered Person may be entitled under any agreement or otherwise. The provisions of this Section 14 shall continue to afford protection to the Covered Persons regardless of whether the Covered Persons remains in the position or capacity pursuant to which the Covered Persons became entitled to indemnification under this Section 14 and shall inure to the benefit of such Covered Person's executors, administrators, legatees and distributees.

g)

If this Section 14 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless all Covered Person pursuant to this Section 14 to the fullest extent permitted by any applicable portion of this Section 14 that shall not have been invalidated and to the fullest extent permitted by applicable law.

h)

The provisions of this Section 14 shall be a contract between the Company, on the one hand, and the Covered Persons, on the other hand, pursuant to which the Company and the Covered Persons intend to be legally bound. No amendment, modification or repeal of this Section 14 that adversely affects the rights of the Covered Persons described herein or relating to a state of facts existing prior to such amendment, modification or repeal shall apply in such a way as to eliminate or reduce any Covered Person's rights described herein without the Covered Person's prior written consent.

i)	The provisions of this Section 14 shall survive the dissolution, liquidation, winding up and termination of the Company.

16.Management. Except as otherwise provided in this Agreement or the TBOC, the Company shall be Manager-managed. The number of Managers shall be one (1) until otherwise fixed by the Member. The Manager shall have the sole and exclusive right to manage the Company business and shall, on behalf and in the name of the Company, carry out the purposes of the Company and perform all acts, contracts and other undertakings which are necessary or advisable or incidental to the purposes of the Company. All decisions made or actions taken by the Manager shall be binding upon the Company and the Member. From and after the Effective Date, the Manager of the Company shall be Scott Hisey, who shall serve until his death, resignation, or removal by the Member.

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17.Officers.

a)

The Manager, in all cases acting upon the direction of the Member, shall have the right to manage the business of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company, unless otherwise provided in the Act or this Agreement.

b)

The Manager may from time to time appoint such officers of the Company, to hold such positions and with such powers, as the Manager from time to time shall deem necessary or desirable, and to remove such officers or any of them at any time with or without cause.

c)

Officers appointed by the Manager shall have the right, power and authority to act for or on behalf of the Company with respect to all matters within the ordinary course of business, including the execution of any instrument or certificate binding the Company (including any certificate to be filed on behalf of the Company with the applicable Secretary of State under the TBOC). Notwithstanding the forgoing, an officer of the Company shall be granted general authority by the Manager, unless such authority is specifically confined by a resolution of the Company.

d)

On any matter that is to be voted on, consented to or approved by the Manager, the Manager may take such action without a meeting, without prior notice and without a vote, if a consent, in writing, setting forth the action so taken, shall be signed by the Manager. Such consent shall be filed with the minutes of the proceedings of the Manager.

e)	The Member shall have the right to act in place of the Manager and shall have the right to remove and appoint a successor Manager as determined in the Member's sole discretion.

18.Events Requiring Winding Up. The Company shall be wound up at such time, if any, as the Member may elect or as otherwise be required by, or upon the occurrence of an event or action causing the dissolution of the Company specified in the TBOC, unless, the Company's existence is continued (or such dissolution is revoked) in accordance with the TBOC.

19.Assignment of Interests. The Member may transfer all or part of its interest in the Company in its sole discretion.

20.Governing Law; Jurisdiction.

a)	THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUDING ITS CONFLICT-OF-LAWS RULES).
b)

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought only in the State of Delaware, and each of the Member, the Manager, the Company and all subsequent members

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consent to the jurisdiction of such court (and of the appropriate appellate courts) in any such action or proceeding and waive any objection to venue laid therein.

21.Entire Agreement. This Agreement constitutes the entire limited liability company agreement of the Company, and may be amended and supplemented only by a written instrument signed by the Member, and supersedes the Prior Company Agreement and all other prior and contemporaneous understandings and agreements with respect to the subject matter herein. The recitals above are hereby incorporated into this Agreement as if fully set forth herein.

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IN WITNESS WHEREOF, the undersigned has duly caused this Agreement to be executed as of the date first written above.

MEMBER:

QUALTEK MIDCO, LLC
Its sole member

By:	/s/ Christopher S. Hisey
Name:	Christopher S. Hisey
Its:	Manager

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